Service Office: Application For Individual Life Insurance Life New Business JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) John Hancock (hereinafter referred to as The Company or John Hancock) 410 University Ave, Suite 55765 Westwood, MA 02090 If applying for Survivorship Coverage, please also complete Survivorship Supplement for Second Life ICC19 NB6001. Print and use black ink. Any changes must be initialed by the Proposed Insured and the Policy Owner. IMPORTANT NOTICE: Your application is a critical source of information for consideration of your request for insurance coverage. Therefore: • We strongly urge you to be complete and accurate in your responses so that we may provide you with the best coverage we can. • If we determine that your answers on this application are incorrect, incomplete, or untrue, it will delay your application, and The Company may have the right to deny benefits or terminate coverage. SECTION A: Proposed Insured 1. Name FIRST MIDDLE LAST 2. Sex X Male Female JOHN M. DOE 3. Date of Birth 4. Place of Birth STATE/COUNTRY 5. Social Security Number MONTH DAY YEAR O C T 0 4 1 9 7 1 ANYTOWN USA 1 2 3 4 5 6 7 8 9 6. Driver’s License Number/State 7. Citizenship X US Non US—Country of Citizenship 1234567890 AS Type of Green Card/VISA 8. Primary Residence STREET ADDRESS CITY STATE ZIP CODE 1999 MARCH STREET ANYTOWN, ANYSTATE 12345 9. Telephone Number 10. Email Address Your email is required so we may communicate with you about your policy online X Cell 905-123-4567 Home Work johndoe@hotmail.com 11. Occupation X Job/Duties COMPANY PRESIDENT Employed by ABC COMPANY Student Homemaker Unemployed X Retired Other 12. Are you currently a member of the armed forces, including the reserves? X Yes No If Yes, complete Military Personnel Financial Services Disclosure Regarding Insurance Products NB5109 13. Gross Annual Household Income 14. Household Net Worth Salary $ 300,000 Other $ 100,000 $ 2.6 M 15.In the last 5 years, has the Proposed Insured or any business of which he/she is a partner/owner/executive been bankrupt, had any liens, or judgements? Yes X No—If Yes, provide details including discharge date ICC22 NB6000 (01/2022) 1 of 13 VERSION (01/2022)

SECTION B: Policy Owner • Complete if Policy Owner is someone other than the Proposed Insured • List additional Policy Owners and details in SECTION K: ADDITIONAL INFORMATION 16. a. Policy Owner Type b. Policy Owner Relationship X Individual Business Existing Trust Trust to be Established X Spouse Child Trust If Trust Owner, complete the Trust Certification PS5101 Business Partner Employer If Partnership Owner, complete the Partnership Statement PS7800US Other Other c. Name or Entity/Trust Name FIRST MIDDLE LAST JAMES M. DOE d. Date of Birth or Trust Date (if applicable) e. Social Security OR Tax ID MONTH DAY YEAR X DOB X SSN 0 2 3 4 5 6 7 8 9 O C T 3 0 2 0 0 9 MONTH DAY YEAR Trust Date Tax ID f. Address STREET ADDRESS CITY STATE ZIP CODE 1999 MARCH STREET ANYTOWN, ANYSTATE 12345 g. Telephone Number h. Email Address Your email is required so we may communicate with you about your policy online Cell Home johndoe@hotmail.com Work 17. Multiple Policy Owners—Type of Ownership X Joint with right of survivorship Tenants in common 18. Is the Policy Owner a Non US Person or a Non Resident Alien? X Yes No If Yes, Complete IRS Form W-8BEN for individuals 19. Tax Classification for Owners that are not Individuals: If the owner of the contract is not an individual, please check the appropriate box below to indicate how the owner is taxed for federal income tax purposes. We use this information to determine our obligations under the tax laws for withholding and information reporting. If you do not check a box, we will apply the federal default presumption rules. Trust Estate Partnership C Corporation S Corporation LLC taxed as Partnership LLC taxed as C Corporation LLC taxed as S Corporation Other (please specify, for example, Charity, Qualified Retirement Plan, Non-Profit) For a single-member limited liability company (LLC) treated as a disregarded entity, please provide below the name, taxpayer identification number and tax classification of the owner of the LLC. a. Name b. Tax ID c. Tax Classification ICC22 NB6000 (01/2022) 2 of 13 (US) VERSION (01/2022)

SECTION C: Beneficiary Information • This section is to be completed by Policy Owner • Beneficiary listed in question 20 is always assigned as Primary • List additional beneficiaries in SECTION K: ADDITIONAL INFORMATION 20. a. Name or Entity/Trust Name FIRST MIDDLE LAST b. Percentage JUDY M. DOE 100 % c. Relationship to Proposed Insured d. Date of Birth or Trust Date (if applicable) MONTH DAY YEAR Spouse X Child Trust Business Partner X DOB O C T 3 0 2 0 0 9 Employer Other MONTH DAY YEAR Trust Date e. Social Security OR Tax ID f. Telephone Number 905 123-4567 X SSN 0 2 3 4 5 6 7 8 9 Tax ID g. Email Address judydoe@hotmail.com h. Address STREET ADDRESS CITY STATE ZIP CODE 1999 MARCH STREET ANYTOWN, ANYSTATE 12345 21. a. Name or Entity/Trust Name FIRST MIDDLE LAST b. Percentage % c. d. Relationship to Proposed Insured e. Date of Birth or Trust Date (if applicable) MONTH DAY YEAR Primary Spouse Child Trust Business Partner DOB Secondary Employer Other MONTH DAY YEAR Trust Date f. Social Security OR Tax ID g. Telephone Number SSN Tax ID h. Email Address i. Address STREET ADDRESS CITY STATE ZIP CODE ICC22 NB6000 (01/2022) 3 of 13 (US) VERSION (01/2022)

SECTION D: Coverage Details • This section is to be completed by Policy Owner • Refer to your illustration for riders and benefits selected 22. Product Name (see Policy Illustration Summary Page) JH UNIVERSAL LIFE 23. Flexible Premium Products X Universal Life If applying for Indexed UL, complete Premium Allocation Instructions ICC21 NB6017 Variable Universal Life Complete Fund Allocation ICC20 NB6016 a. X Single Life Survivorship Complete Survivorship Supplement for Second Life ICC19 NB6001 b. X Base Face Amount $ 250,000 Supplemental Face Amount $ (not available with all products) Level Increasing by % for Years Customized Increasing Schedule Complete Customized Schedule NB5064 c. Death Benefit Option X Option 1 (Death Benefit = Face Amount) Option 2 (Death Benefit = Face Amount + Policy Value) d. Life Insurance Qualification Test X Guideline Premium Test (GPT) Cash Value Accumulation (CVAT) e. Riders and Benefits (Refer to instruction page for riders and benefits available per product) Accelerated Death Benefit (for terminal illness) Complete Summary and Disclosure Statement for Accelerated Benefit NB1237 Long-Term Care Rider Complete Application Supplement (Long-Term Care Rider) ICC13 NB5018 X Critical Illness Benefit Rider Complete Application Supplement: Individual Insurance Critical Illness Benefit Rider NB5230 Cash Value Enhancement Rider Policy Split Option Rider Healthy Engagement (Vitality PLUS) Rider Return of Premium Rider (Death Benefit Option 1 only) Disability Payment of Specified Premium Rider Percentage of premiums to be returned at death Monthly Specified Amount $ (Whole numbers only. Maximum 100%) % Estate Preservation Rider Preliminary Funding Account Overloan Protection Rider Other John Hancock Aspire – a solution for people living with diabetes (not available in ID) 24. Term Products (choose at least one product and duration) X Protection Term: X 10 Years 15 Years 20 Years 30 Years Other OR Vitality Term: 10 Years 15 Years 20 Years 30 Years Other This product automatically includes the Vitality PLUS Program, which provides premium savings and rewards for the everyday things you do to stay healthy. Your premiums may decrease, stay level, or increase based on insured’s participation in the program. The Vitality PLUS Program cannot be dropped at a later date, as it is a built-in feature of this product. a. Face Amount $ b. Riders and Benefits (if applicable) Total Disability Waiver Accelerated Death Benefit (for terminal illness) Complete Summary and Disclosure Statement for Accelerated Benefit NB1237 Unemployment Protection Rider Healthy Engagement (Vitality PLUS) Rider (Protection Term only) When you select this rider, the Vitality PLUS Program will be included with your Protection Term Life insurance policy. Your premiums may stay level or decrease (but never increase) based on insured’s participation in the program. The Healthy Engagement Rider can be dropped at any time. The rider is not available on the Vitality Term product. Other John Hancock Aspire – a solution for people living with diabetes (not available in ID) 25. If an additional or optional John Hancock policy is being applied for by the Policy Owner in a separate application, state plan and face amount. Plan Name Face Amount $ ICC22 NB6000 (01/2022) 4 of 13 VERSION (01/2022)

SECTION E: Purpose and Funding Information • This section is to be completed by Policy Owner • List additional information in SECTION K: ADDITIONAL INFORMATION • All Premium Notices and Correspondence are sent to the Policy Owner at the address provided in Section B 26. a. Billing Method Pre-Authorized Payment Plan Complete Request for Pre-Authorized Payment Plan NB5087 X Direct Bill (not available for monthly billing) b. Please select billing frequency X Annual Semi-Annual Quarterly Monthly (Pre-Authorized Payment Plan only) 27. Existing Life Insurance a. Does the Policy Owner have any existing life insurance and/or annuities with this or any other company? X Yes If Yes, refer to the Instructions for Application for Individual Life Insurance regarding additional required Replacement forms No b. Will this insurance replace or change any existing life insurance policies and/or annuities, or are you, the Policy Owner, considering using funds from existing policies or annuities to pay premiums on the new policy? X Yes If Yes, refer to the Instructions for Application for Individual Life Insurance regarding additional required Replacement forms No 28. Purpose of Insurance X Income Replacement Estate Planning Business Insurance Complete Financial Supplement for Business Insurance ICC20 NB6014 Other—give details 29. Lapse Notification Handling Secondary Addressee: In addition to the Policy Owner, The Company will mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information for the Secondary Addressee: a. Name FIRST MIDDLE LAST b. Date of Birth MONTH DAY YEAR JUDY M. DOE O C T 3 0 2 0 0 9 c. Address STREET ADDRESS CITY STATE ZIP CODE 1999 MARCH STREET ANYTOWN, ANYSTATE 12345 30. a. Other than the Policy Owner, Proposed Insured(s) and beneficiaries specified herein, does or will any person or entity have any right, title or interest in any policy issued as a result of this application? Yes X No—If Yes, give details b. Have you been offered money or other consideration by any person or entity in connection with this application? Yes X No—If Yes, give details 31. Premium (Payment) Source X Income Liquidated Assets—give details Premium Financing—give details Proceeds from Sold or Viaticated policy—give details Loan If you checked Loan, complete Question 32 a, b, and c on next page Other—give details SECTION E: Purpose And Funding Information continues on next page ICC22 NB6000 (01/2022) 5 of 13 VERSION (01/2022)

SECTION E: Purpose And Funding Information (continued) Only complete question 32, a, b and c if ‘Loan’ was selected in question 31 32. a. Name all lenders involved b. What amount and type of collateral is required to secure the loan and/or loans? Amount $ Type of collateral c. In addition to repayment of principal and interest, are there other fees, charges or other consideration to be paid? Yes No—If Yes, give details SECTION F: Existing, Replacement, And Pending Insurance Information • This section is to be completed by Proposed Insured • List additional policies in SECTION K: ADDITIONAL INFORMATION 33. a. Is the Proposed Insured under this application also an insured on any other existing life insurance policy, including any policy that has been sold, assigned, transferred or settled? Yes X No If you checked Yes, complete Question 33b b. If Yes, provide details for each existing Life Insurance policy on the Proposed Insured with all companies SOLD, ASSIGNED FACE AMOUNT TO BE 1035 TRANSFERRED INCLUDING INSURANCE PURPOSE SURVIVORSHIP REPLACED EXCHANGE OR SETTLED RIDERS INSURANCE COMPANY YEAR PERSONAL BUSINESS ISSUED YES NO YES NO YES NO YES YEAR $ $ 34. a. If life insurance coverage is being applied for on the Proposed Insured with any other company, provide the face amount of all applications and name of the life insurance company. Do not include informal inquiries. If “None” check this box X INSURANCE COMPANY FACE AMOUNT INCLUDING RIDERS $ $ b. What is the total amount of new life insurance coverage that will be placed in force with all companies including this application? (Do not include existing inforce policies) $ ICC22 NB6000 (01/2022) 6 of 13 (US) VERSION (01/2022)

SECTION G: Personal Information • This section is to be completed by Proposed Insured as it pertains to his or her own personal history 35. The information you provide in this application is critical to our consideration of your request for insurance coverage. You are strongly urged to answer all questions completely and accurately so that we may provide you with the best coverage we can. We will seek information from other sources to assist us with evaluating your application, potentially including your health care provider. If your answers are incorrect, incomplete or untrue, it will delay your application, and The Company may have the right to deny benefits or terminate coverage. Please know that your personal information, including health information, is protected by The Company and only used by The Company to do business with you, and as permitted or required by law. X Initial here to acknowledge that you have carefully reviewed and fully understand the above statement. 36. a. Primary Physician Name FIRST LAST Check if Proposed Insured does ARTHUR H. SMITH not have a physician . b. Name of Medical Group/Clinic (if applicable) c. Address STREET ADDRESS CITY STATE ZIP CODE d. Telephone Number 123 MAIN STREET ANYTOWN, ANYSTATE 12347 905 123-4567 e. Date of last visit f. Reason for last visit, outcome and treatment prescribed MONTH DAY YEAR J A N 1 5 2 0 1 4 ANNUAL CHECK-UP — NONE 37. Provide name, address, and phone number of any other specialists or members of the medical profession consulted in the past 24 months. Please include details for specialty type, date last seen, and reason for last visit. • If you need more space, continue listing in SECTION K: ADDITIONAL INFORMATION. 38. Describe your complete tobacco/nicotine products usage history, including but not limited to: cigarettes, e-cigarettes, cigars, pipe, chewing tobacco, snuff, hookah, nicotine patch, nicotine gum. NOTE: Tobacco use does not automatically nor necessarily result in denial of coverage. • If products used exceed the allotted space below, list the remainder in SECTION K: ADDITIONAL INFORMATION QUANTITY AND UNIT DATE LAST USED TYPE OF PRODUCT (Ex. Packs, cigarettes, patches, etc.) FREQUENCY (MONTH/YEAR) # Unit Type Day Month Year # Unit Type Day Month Year X I have never used nicotine/tobacco products SECTION G: Personal Information continues on next page ICC22 NB6000 (01/2022) 7 of 13 (US) VERSION (01/2022)

SECTION G: Personal Information (continued) 39. Describe your marijuana use in the past 5 years. NOTE: Marijuana use does not automatically nor necessarily result in denial of coverage PURPOSE Date Last Used Recreational/Social MONTH YEAR Medicinal – Provide Prescription Card ID FREQUENCY DELIVERY METHOD times per Day Month Year Ingested Vaporized Inhaled X I have not used marijuana in the past 5 years SECTION H: Lifestyle Information • This section is to be completed by Proposed Insured as it pertains to his or her own lifestyle history 40. Describe your exercise routine, such as walking, running, treadmill, swimming, aerobics, strength training, cycling, sports or yoga. • If exercises exceed the allotted space below, list the remainder in SECTION K: ADDITIONAL INFORMATION TYPE OF EXERCISE FREQUENCY TIME SPENT PER SESSION Daily 1-3 x/week 4-6 x/week hours minutes Daily 1-3 x/week 4-6 x/week hours minutes X I do not participate in an exercise routine 41. Have you ever had an application for life insurance declined, postponed, rated substandard, modified, requiring extra premium, or offered less than applied for by any insurance company? Yes X No If Yes, give details of decision type, reason, date and name of company 42. In the past 12 months, have you missed more than 10 consecutive days of work, school, or your daily/regular activities because of illness, injury, or medical treatment? Yes X No If Yes, provide details SECTION H: Lifestyle Information continues on next page ICC22 NB6000 (01/2022) 8 of 13 (US) VERSION (01/2022)

SECTION H: Lifestyle Information (continued) 43. Do you expect to travel outside the U.S. or Canada, or change your country of residence in the next 2 years? Yes X No If Yes, give details of location (city/country), purpose, frequency and duration 44. a. Have you ever flown or do you intend to fly in the next 2 years as a student pilot, licensed pilot, or crew member in any aircraft, including ultralight planes? Yes X No If Yes, complete Aviation Questionnaire ICC16 NB6009 b. Have you ever or do you intend to participate in the next 2 years in a suborbital, orbital or lunar spacecraft flight for professional, recreational or any other purposes? Yes X No 45. Please indicate any of the following activities you participate in or have participated in, within the last 2 years: Motorcycle racing Scuba diving Power boat racing Skydiving/Parachuting Mountain climbing Ballooning Hang-gliding Backcountry skiing/snowmobiling Bungee/base jumping Heli skiing X Motor vehicle racing I do not participate in any of these activities If any activities selected, complete Avocation Questionnaire ICC16 NB6010 46. Please indicate which of the following apply to your driving history: Convicted of 1 or more moving violations in the past 2 years Convicted of driving while intoxicated or otherwise impaired License is currently revoked or suspended X None of these apply to me Give details (please include type of violation and date) 47. Have you ever been convicted of, plead guilty for, or are you currently awaiting trial for any misdemeanor or felony? Yes X No If Yes, give details of type, date, city/state of felony and/or crime and if currently on probation or parole 48. Have you had a life insurance medical exam completed in the last 12 months with any company? Yes No If Yes, complete Part II Medical Supplement ICC16 NB6007 If yes, provide company name and date of exam SECTION I: Juvenile Insurance • Complete only if Proposed Insured is under age 18 49. a. Are all siblings equally insured? Yes No If No, give details b. Amount of life insurance currently in force or pending for: Mother $ If none, provide reason: Father $ If none, provide reason: Guardian $ If none, provide reason: ICC22 NB6000 (01/2022) 9 of 13 VERSION (01/2022)

SECTION J: Temporary Life Insurance Agreement Application • You may be eligible for Temporary Life Insurance Coverage. Please speak with your Agent/Representative for details on the amount and benefit period. This section is to be completed only if you are applying for Temporary Life Insurance. Instructions for Agent/Representative • Money may only be collected with this application and the Temporary Life Insurance Receipt and Agreement ICC16 NB6004 may only be issued if: 1. questions 50, 51 and 52 are answered “No” 2. the Proposed Insured is age 20 to 70 3. the amount applied for under this application is not greater than $10,000,000 (single life) or $15,000,000 (survivorship) Note: Temporary Life Insurance questions must be answered by both insureds if Survivorship coverage is being applied for. See Survivorship Supplement for Second Life ICC19 NB6001. 50.Within the last 24 months, has the Proposed Insured under this application: PROPOSED INSURED a. consulted a member of the medical profession for, been diagnosed with or been treated for any Yes X No heart problem, stroke or cancer? b. received a recommendation (excluding HIV) from a member of the medical profession for any Yes X No consultation, testing, investigation or surgery that has not yet been completed? c. been declined for life insurance? Yes X No 51. Other than planned routine check-ups, in the last 24 months have there been any pending medical tests Yes X No or follow-up for medical concerns or symptoms (excluding HIV) for which a medical professional should be consulted? 52. Does the Proposed Insured reside outside the United States more than 6 months per year? Yes X No SECTION K: Additional Information • This is an additional section if more space is required for any of the previous sections, e.g. listing additional beneficiaries from SECTION C, listing additional policies from SECTION F, listing additional tobacco products from SECTION G, etc. QUESTION SECTION DETAILS NUMBER SECTION L: Special Instructions ICC22 NB6000 (01/2022) 10 of 13 VERSION (01/2022)

Read the following carefully and sign next page DECLARATIONS The Proposed Insured (or Parent or Guardian) and Policy Owner declare that the statements and answers in this application and any form that is made part of this application are complete and true to the best of their knowledge and belief. All such statements and answers are representations, not warranties. In addition, I/we understand and agree that: 1. Policy Application: The statements and answers in this application, which include any supplemental form relating to health, aviation practices, financial information or lifestyle of the Proposed Insured, will become part of and be attached to the insurance policy issued as a result of this application. No information about me will be considered to have been given to The Company unless it is stated in the application or any form that is made part hereof. 2. Policy Effective Date: a) Any life insurance policy issued as a result of this application will be effective on the later of the date the first premium has been paid in full and the date the policy has been delivered to the Policy Owner, provided that the Proposed Insured is still living and nothing has occurred that would require a change in any statement or answer in any part of the application, including any supplemental forms, in order to make the statement or answer true and complete as of the date this policy becomes effective. If there has been such an occurrence: (i) if there is no Temporary Life Insurance Agreement (TIA) coverage, the policy will not be put into effect, and (ii) if there is TIA coverage and the TIA has not ended, the policy will be put into effect but only to the limit of the TIA coverage amount. b) If premiums are paid prior to delivery of the policy and the terms and conditions of the TIA are satisfied, insurance prior to the effective date shall be provided under the TIA and according to its terms. c) Only an officer of The Company may make, modify, or discharge any insurance contract on its behalf. No agent has the authority to: (i) accept risks; (ii) determine insurability; (iii) make or modify any contractual provision; or (iv) waive any of The Company’s rights or requirements. 3. Employer Owned Policies: The Proposed Insured confirms that they have received, prior to issue, written notice that indicates: (i) the employer’s intent to insure the Proposed Insured, (ii) the maximum amount of the insurance to be issued on the life of the Proposed Insured and (iii) that the employer will be the beneficiary of the new policy. The Proposed Insured also confirms that they have provided written consent to being insured and that such coverage may continue after employment terminates. 4. Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 5. Variable Policies: I/We acknowledge that the policy values that are based on the separate account assets are not guaranteed and will decrease or increase with investment experience. I/We acknowledge receipt of the current prospectuses and supplements that describe the variable life insurance policy applied for and the sub-accounts of the separate account that are available under this policy. I/We have reviewed the prospectuses and supplements and believe that the variable life policy is consistent with my/our insurance needs, investment objectives and investment risk tolerance. 6. Flexible Premium Policies: I/We understand that I/we may need to pay additional premiums in addition to the Planned Premium if the current policy charges or actual interest rate credited/investment performance are different from the assumptions used in the illustration (assuming the requirements of any applicable guaranteed death benefit feature have not been satisfied). 7. Temporary Insurance Coverage: If coverage under a TIA is applied for, I have received, read and understand the terms and conditions of the Temporary Life Insurance Receipt and Agreement ICC16 NB6004. 8. Healthy Engagement Benefit: If a policy is issued with the Healthy Engagement rider or benefit (the Benefit), the Proposed Insured will receive a membership in a healthy engagement program offered by a third party program provider. By applying for the Benefit, the Proposed Insured authorizes The Company to share his/her personal information, including certain health information, with the provider in connection with the registration for the program and administration of the Benefit. The Proposed Insured understands and agrees that (i) his/her program membership will be subject to the provider’s privacy policy and terms and conditions of membership, which the Proposed Insured should read prior to joining the program, and (ii) he/she will be asked to authorize the provider to share his/her health, lifestyle, medical or other personal information with The Company. The Proposed Insured will not be eligible to participate in the program if the terms and conditions of membership are not accepted. Upon termination of the policy or rider, as applicable, the program membership will terminate and access to further benefits and incentives, if any, will cease as provided in the terms and conditions. The Company is not responsible or liable for any damage, loss or injury arising out of the Proposed Insured’s participation in any third party healthy engagement programs or receipt of any products or services provided through such programs. ICC22 NB6000 (01/2022) 11 of 13 VERSION (01/2022)

Read carefully and sign below I, THE PROPOSED INSURED, AUTHORIZE: 1. The Company to obtain consumer reports including but not Information collected under this authorization will be limited to motor vehicle records and investigative consumer used to evaluate my application for insurance, identify any reports on me. misrepresentation in the information provided by me in this application, administer coverage, evaluate a claim for benefits, 2. Any medical professional, medical care provider, hospital, for reinsurance or other insurance purposes, or to conduct clinic, laboratory, pharmacy or pharmacy benefit manager, other legally permissible activities. I authorize The Company, or electronic health record provider, insurance company, the its reinsurers, to make a brief report of my health information MIB, LLC (“MIB”) or any other similar person or organization to to MIB. disclose health information about me or any minor child who is to be insured. Health information includes: (i) my entire medical This authorization is valid for 24 months from the date shown record and medical history, prescription history, and other below or for the time limit, if any, permitted by applicable law health information; (ii) confidential information related in the state where the policy is delivered or issued for delivery, to Human Immunodeficiency Virus (HIV), other communicable whichever period is shorter. A photocopy of this authorization diseases and mental illness (excluding psychotherapy notes) and will be as valid as the original. I am entitled, or my authorized (iii) genetic information and genetic test results, to the extent representative is entitled, to a copy of this authorization. permitted by law. I understand that I can revoke this permission to collect 3. Any financial professional, CPA, attorney, personal banker or information at any time by providing written notification to any other similar person or organization to disclose financial/net John Hancock Life Insurance Company (U.S.A.) at the Service worth information about me. Office address (page 1) Attention: Chief Underwriter, but any revocation will not affect such information that has already Such disclosure of my information may be made to been collected and relied on by The Company. The Company, its affiliated companies, agents, service providers, reinsurers, MIB or any person or entity entitled to I acknowledge receipt of the Notice of Disclosure of receive such information by law or as I may further consent. Information relating to the underwriting process, investigative consumer reports and the MIB. SECTION M: Tax Certification Certification required of U.S. persons only (including U.S. citizens, U.S. resident aliens, or other U.S. persons). Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person, including a U.S. resident alien (as defined in the IRS Form W-9 instructions). Certification Instructions: You must check the box below if you have been notified by the IRS that you are currently subject to backup withholding because you failed to report all interest and dividends on your tax return. I am subject to backup withholding as a result of a failure to report all interest and dividends. Please note that, by signing this form, you declare that you make the tax certifications, contained in the box above, under penalties of perjury. Under penalties of perjury, I certify the above tax statements. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to prevent backup withholding. X SIGNATURE OF POLICY OWNER DATE ICC22 NB6000 (01/2022) 12 of 13 (US) VERSION (01/2022)

SECTION N: Signatures If Proposed Insured is under age 15, Parent or Guardian must sign on the Proposed Insured Signature Line and include relationship. X SIGNATURE OF POLICY OWNER (PROVIDE TITLE OR CORPORATE SEAL, IF SIGNING OFFICER) POLICY OWNER—SIGNED AT CITY STATE THIS DAY OF YEAR X SIGNATURE OF PROPOSED INSURED IF OTHER THAN POLICY OWNER (PARENT OR GUARDIAN IF UNDER AGE 15) AGENT SIGNATURE I certify that all the information supplied by the Proposed Insured and Owner(s) has truly and accurately been recorded on the application. X SIGNATURE OF AGENT/REPRESENTATIVE DATE ICC22 NB6000 (01/2022) 13 of 13 (US) VERSION (01/2022)